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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Post-Effective Amendment No. 5 (File No. 33-58041) under the Securities Act of 1933 and Post-Effective Amendment No. 6 (File No. 811-7257) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of SEI Institutional Investments Trust (the "Trust") consisting of the Large Cap Fund, Small Cap Fund, Core Fixed Income Fund and the International Equity Fund (collectively the "Portfolios"), of our report for the Trust, dated July 20, 1999, on our audits of the financial statements and financial highlights of the Portfolios of the Trust as of May 31, 1999 and for the respective periods then ended, which report is included in the Annual Reports to Shareholders. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the captions "Experts" and "Financial Statements" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, PA
September 28, 1999